Exhibit 10.7
Confirmation
By signing below, Linkage Technology (Nanjing) Co., Ltd. (the “Company”), a wholly foreign-owned enterprise legally registered and validly existing under the laws of the People’s Republic of China, and Lianchuang Technology Company Limited (“Lianchuang Technology”), a limited company legally registered and validly existing under the laws of the People’s Republic of China, acknowledges and confirms to each other the following:
1.	During the period from January 1, 2006 to September 14, 2009 the Company had extended credit to Lianchuang Technology in the form of interest-free, unsecured and short-term loans in such amounts as set forth in Annex I attached hereto (“Loans”);
2.	No credit agreement, promissory note or similar document or instrument was entered into with respect to such Loans;
3.	54% of such Loans were repaid within one (1) month of the date of borrowing and all such Loans were repaid within six (6) months of the date of borrowing. As of the date here of, no such Loan is outstanding; and
4.	No further extension of credit was made by the Company to Lianchuang Technology after September 14, 2009.
Date: September 16, 2009
Lianchuang Technology Company Limited
Legal representative or authorized representative (signature):
/s/ Libin Sun
Name:Sun Libin
Title: Chairman
Linkage Technology (Nanjing) Co., Ltd.
Legal representative or authorized representative (signature):
/s/ Libin Sun
Name:Sun Libin
Title: Chairman and CEO

ANNEX I
(USD 000)

As of January 1, 2006	—
Lend	10,539
Repaid	10,365
As of December 31, 2006	174
Lend	5,160
Repaid	5,334
As of December 31, 2007	—
Lend	15,579
Repaid	15,579
As of December 31, 2008	—
Lend	6,063
Repaid	6,063
As of September 14, 2009	—